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Exhibit 99.1

News Announcement		For Immediate Release
For more information contact:
Omar Choucair	Joseph Jaffoni	Ann Charles
Chief Financial Officer	Jaffoni & Collins	Enliven Marketing Technologies
DG FastChannel, Inc.	212/835-8500	212/201-0836
972/581-2000	dgit@jcir.com	acharles@enliven.com

DG FASTCHANNEL® AND ENLIVEN MARKETING TECHNOLOGIES AMEND MERGER AGREEMENT

—Transaction Re-Valued at Approximately $80 Million—

        DALLAS, TX and New York, (September 5, 2008)—DG FastChannel, Inc. (NASDAQ: DGIT) and Enliven Marketing Technologies Corporation (NASDAQ: ENLV) ("Enliven") announced today that they have entered into an amended merger agreement regarding DG FastChannel's previously announced acquisition of Enliven in a stock-for-stock transaction. The revised terms of the transaction value Enliven at approximately $80 million, inclusive of approximately $5.0 million of Enliven's debt.

        Pursuant to the terms of the revised merger agreement, each outstanding share of Enliven common stock will be converted into 0.033 shares of DG FastChannel common stock. In the aggregate, DG FastChannel expects to issue approximately 2.9 million shares of its common stock (exclusive of shares already owned by DG FastChannel). Under the terms of the original merger agreement dated May 7, 2008, DG FastChannel expected to issue 4.5 million shares of its common stock (exclusive of shares already owned by DG FastChannel). Upon consummation of the merger, DG FastChannel will have approximately 20.9 million shares of common stock outstanding, with current DG FastChannel shareholders owning approximately 86%, and current Enliven shareholders (excluding DG FastChannel) owning approximately 14% of the combined enterprise. DG FastChannel will also assume Enliven's outstanding debt.

        As part of the May 2007 strategic alliance between the two companies, DG FastChannel purchased 10,750,000 Enliven common shares (approximately 12% of the Company's outstanding shares) in a private equity placement at a price of $0.40 per share, for an aggregate amount of $4.3 million.

        In accordance with the revised merger agreement, upon closing the transaction, DG FastChannel's Board of Directors will be increased from seven to eight members, with Harvey D. Weatherson, a current Enliven Board member, joining DG FastChannel's Board of Directors. As a result of the merger, Enliven will become a wholly-owned subsidiary of DG FastChannel.

        DG FastChannel expects to achieve operating and financial synergies based on the combination of the respective operating strategies of the Company and Enliven. The new combined company expects to realize approximately $3 million of cost savings in its first full year of operation as a combined entity through the elimination of duplicative corporate overhead. Concurrently, DG FastChannel expects to make substantial investments in upgrading the Unicast sales organization and enhancing its ad delivery software platform.

        The revised terms of the merger, expected to be completed within 30 days, have been approved by the Board of Directors of both DG FastChannel and Enliven Marketing Technologies. The merger is subject to a vote of the Enliven shareholders, regulatory approvals and other customary closing conditions. Enliven will distribute a supplement to its proxy statement which will describe in greater detail the revised terms of the merger, and the Enliven Board's reasons for recommending the revised terms to Enliven shareholders.

About DG FastChannel, Inc.

        DG FastChannel provides innovative, technology-based solutions to help advertisers and agencies work faster, smarter and more competitively. DG FastChannel delivers the standard in digital media services to the advertising, broadcast and publishing industries. The Company utilizes satellite and Internet transmission technologies and has deployed a suite of digital media intelligence and asset management tools designed specifically for the advertising industry, including creative and production resources, and digital asset management. The Company has an online media distribution network used by more than 5,000 advertisers and agencies, and over 21,000 online radio, television, cable, network and print publishing destinations. For more information visit www.dgfastchannel.com.

Safe Harbor for Forward-Looking Statements

        Statements in this Press Release may contain certain forward-looking statements relating to DG FastChannel and its expectations for the proposed merger with Enliven Marketing Technologies. All statements included in this press release concerning activities, events or developments that DG FastChannel expects, believes or anticipates will or may occur in the future are forward-looking statements. Actual results could differ materially from the results discussed in the forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and involve known and unknown risks, uncertainties and other factors that may cause actual results and performance to be materially different from any future results or performance expressed or implied by forward-looking statements, including the following: the risk that the merger will not close because of a failure to satisfy one or more of the closing conditions; the risk that DG FastChannel's business will have been adversely impacted during the pendency of the merger; the risk that the operations will not be integrated successfully; and the risk that the expected cost savings and other synergies from the transaction may not be fully realized, realized at all or take longer to realize than anticipated. Additional information on these and other risks, uncertainties and factors is included in DG FastChannel's annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and other documents filed with the SEC.

About Enliven Marketing Technologies

        Enliven Marketing Technologies Corporation (formerly Viewpoint Corporation) is a leading Internet Marketing Technology Company, offering Internet marketing and online advertising solutions through a powerful combination of proprietary visualization technology, and a Premium Rich Media advertising platform for the creation, delivery and reporting of premium rich media. Enliven's family of brands include Unicast, which is the Internet Marketing and Advertising Technology Group, and Springbox, which is the Creative Digital Marketing Solutions Group. The company's technology and online advertising solutions are leveraged by some of the world's most esteemed brands, including AOL, GE, Sony, and Toyota. More information can be found at www.enliven.com. The company has approximately 140 employees with offices in New York, NY, Los Angeles, CA, Austin, TX and London, England.

Safe Harbor for Forward-Looking Statements

        Statements in this Press Release may contain certain forward-looking statements relating to Enliven Marketing Technologies and its expectations for the proposed merger with DG FastChannel. All statements included in this Press Release concerning activities, events or developments that Enliven

Marketing Technologies expects, believes or anticipates will or may occur in the future are forward-looking statements. Actual results could differ materially from the results discussed in the forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and involve known and unknown risks, uncertainties and other factors that may cause actual results and performance to be materially different from any future results or performance expressed or implied by forward-looking statements, including the following: the risk that the Offer and the Merger will not close because of a failure to satisfy one or more of the closing conditions; the risk that Enliven Marketing Technologies' business will have been adversely impacted during the pendency of the offer and the merger; the risk that the operations will not be integrated successfully; and the risk that the expected cost savings and other synergies from the transaction may not be fully realized, realized at all or take longer to realize than anticipated. Additional information on these and other risks, uncertainties and factors is included in Enliven Marketing Technologies' Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed with the SEC.

Additional Information

        In connection with the revised terms of the proposed merger, DG FastChannel and Enliven Marketing Technologies will file an updated proxy/registration statement and other related documents with the Securities and Exchange Commission (SEC). Investors and security holders are urged to read the updated proxy/registration statement when it becomes available as it will contain important information about the merger and related matters. Investors and security holders will have access to free copies of the proxy statement and other documents filed with the SEC by DG FastChannel through the SEC web site at www.sec.gov. The proxy/registration statement and related materials may also be obtained for free from DG FastChannel, Inc. by directing a request to: DG FastChannel,  Inc. Attn: Investor Relations Department, 750 West John Carpenter Freeway, Suite 700, Irving, TX 75039, telephone 972/581-2000.

Participants in the Solicitation

        Enliven Marketing Technologies and their respective executive officers and directors and certain other members of management and employees may be deemed, under SEC rules, to be participants in the solicitation of proxies from Enliven Marketing Technologies' stockholders with respect to the proposed merger. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the respective companies' stockholders in connection with the proposed merger has been set forth in the proxy statement/prospectus as filed with the SEC. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities, holdings or otherwise, are set forth in the definitive proxy statement. You can find information about Enliven Marketing Technology's executive officers and directors in Amendment No. 1 to its annual report on Form 10-K filed with the SEC on April 29, 2008.

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  Exhibit 99.1